UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 29, 2015

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 29, 2015, Internap Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders approved three proposals. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

(a)	Election of Directors – Terms Expiring in 2018

The stockholders elected two candidates nominated by the Board of Directors to serve as directors for three-year terms expiring at the annual meeting of stockholders to be held in 2018 or until their respective successors, if any, have been elected and are qualified. The following sets forth the results of the voting with respect to each candidate:

Nominee	For	Withheld	Broker Non-Votes
Charles B. Coe Debora J. Wilson	41,423,373 41,393,174	627,130 657,329	8,856,681 8,856,681

(b)	Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015. The following sets forth the results of the voting with respect to this proposal.

For	Against	Abstentions
50,434,013	419,007	54,164

(c)	Advisory Resolution on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-Votes
33,056,352	1,055,029	7,939,122	8,856,681

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: June 1, 2015	By:	/s/ Kevin M. Dotts
Kevin M. Dotts Chief Financial Officer